Contact:          Michael R. Kourey, CFO
                  POLYCOM, INC.
                  408.474.2844
                  e-mail:  mkourey@polycom.com


                     POLYCOM REPORTS SECOND QUARTER RESULTS

      Revenues Grow 69% to $77.5 Million for Q2 2000; Net Income Grows 78%

         MILPITAS, CALIF., JULY 19, 2000 - Polycom-Registered Trademark-, Inc. (NASDAQ: PLCM), a leader in broadband solutions, today reported its operating results for the second quarter ending June 30, 2000.

         Second quarter consolidated net revenues grew to $77.5 million, an increase of 69% compared to $46.0 million recorded for the second quarter of 1999. Net income in the second quarter was $11.6 million, or 31 cents per diluted share, up 78% from $6.5 million, or 18 cents per diluted share, in the second quarter of 1999.

         For the six months ended June 30, 2000, net revenues were $144.8 million, up 66% from the same period last year. Net income for the first six months of 2000 was $23.2 million, or 61 cents per diluted share. This is up 63% from $14.2 million, or 40 cents per diluted share for the comparable period of 1999. Excluding the $1.8 million of litigation reserves released in the first quarter due to Polycom's dismissal from the VTEL litigation, earnings were 58 cents per diluted share for the six months ended June 30, 2000. For the comparable period last year, on a fully taxed basis, earnings per diluted share were 35 cents.

         On a product line basis, net revenues for the second quarter of 2000 were comprised of 5% network access, or $3.6 million; 67% video communications, or $52.3 million; and 28% voice communications, or $21.6 million. This compares to the second quarter of 1999, in which revenues were comprised of 2% network access, or $0.9 million; 62% video communications, or $28.4 million; and 36% voice communications, or $16.7 million.

ABOUT POLYCOM

         Polycom develops, manufactures and markets high-quality, easy-to-use communications equipment that enables enterprise users to access broadband network services and leverage increased bandwidth to more conveniently conduct voice, video and data communications. Polycom's product lines include network access products and enterprise voice and video communications equipment.

         Polycom, the Polycom logo design, and SoundPoint Pro are registered trademarks and ViewStation, NetEngine, ViaVideo, StreamStation, and MeetingSite are trademarks of Polycom, Inc. in the U.S. and various countries. -C- 2000 Polycom, Inc. All rights reserved.

                                  POLYCOM, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                   Three Months Ended                    Six Months Ended
                                                             ------------------------------       -----------------------------
                                                                   June 30         June 30            June 30          June 30
                                                                      2000            1999               2000             1999
                                                             --------------    ------------       ------------    -------------
Net revenues                                                      $ 77,488        $ 45,981          $ 144,783         $ 87,295
Cost of net revenues                                                34,170          20,833             63,907           40,366
                                                             --------------    ------------       ------------    -------------
   Gross profit                                                     43,318          25,148             80,876           46,929

Operating expenses:
   Sales and marketing                                              14,822           8,369             26,982           15,780
   Research and development                                          8,483           5,045             15,932            8,971
   General and administrative                                        3,514           1,942              6,810            3,494
   Litigation reserve release                                          ---             ---             (1,843)             ---
                                                             --------------    ------------       ------------    -------------
      Total operating expenses                                      26,819          15,356             47,881           28,245

Operating income                                                    16,499           9,792             32,995           18,684

Interest income, net                                                   843             392              1,633              695
Other income (expense)                                                 (35)            (13)                36              (19)
                                                             --------------    ------------       ------------    -------------

Income before provision for income taxes                            17,307          10,171             34,664           19,360
Provision for income taxes                                           5,706           3,667             11,434            5,116
                                                             --------------    ------------       ------------    -------------
Net income                                                        $ 11,601        $  6,504          $  23,230         $ 14,244
                                                             ==============    ============       ============    =============


Basic net income per share                                        $   0.33        $   0.20          $    0.67         $   0.45
                                                             ==============    ============       ============    =============
Dilutive net income per share                                     $   0.31        $   0.18          $    0.61         $   0.40
                                                             ==============    ============       ============    =============

Weighted average shares outstanding for basic EPS                   35,002          32,594             34,730           31,760
                                                             ==============    ============       ============    =============
Weighted average shares outstanding for dilutive EPS                37,849          36,295             37,817           35,960
                                                             ==============    ============       ============    =============

                                  POLYCOM, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                    June 30        Dec. 31,
                                                                                       2000            1999
                                                                            ---------------    ------------
                                                                               (Unaudited)
ASSETS
Current assets
   Cash and cash equivalents                                                     $  55,197       $  35,952
   Short-term investments                                                            8,294          24,815
   Trade receivables, net                                                           58,498          47,445
   Inventories                                                                      26,218          18,136
   Deferred taxes                                                                   13,318           9,059
   Non-trade receivables                                                             8,375           1,787
   Prepaid expenses and other current assets                                         1,189             581
                                                                            ---------------    ------------
      Total current assets                                                         171,089         137,775

Fixed assets, net                                                                   14,087           9,795
Long-term investments                                                               20,147          15,050
Other investments                                                                    5,000             ---
Licenses                                                                             7,766             ---
Noncurrent deferred taxes                                                            1,546           1,546
Deposits and other assets                                                              717             555
                                                                            ---------------    ------------
      Total assets                                                               $ 220,352       $ 164,721
                                                                            ===============    ============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable                                                              $  35,894       $  26,433
   Taxes payable                                                                    12,606           9,633
   Other current liabilities                                                        16,639          15,385
                                                                            ---------------    ------------
      Total current liabilities                                                     65,139          51,451

Stockholders' equity                                                               155,213         113,270

                                                                            ---------------    ------------
      Total liabilities and stockholders' equity                                 $ 220,352       $ 164,721
                                                                            ===============    ============


                                                                               3